Exhibit 8.1

Vedanta Limited

Subsidiaries of Vedanta Limited

Subsidiaries	Country of Incorporation
Cairn Energy India Pty Limited[1]	Australia
Copper Mines of Tasmania Pty Limited (“CMT”)	Australia
Thalanga Copper Mines Pty Limited (“TCM”)	Australia
Bharat Aluminium Company Limited (“BALCO”)	India
Desai Cement Company Private Limited [a]	India
ESL Steel Limited	India
Facor Reality and Infrastructure Limited [b]	India
FACOR Power Ltd[3]	India
Ferro Alloy Corporation Limited (FACOR) [3]	India
Goa Sea Port Private Limited [4]	India
Hindustan Zinc Alloys Private Limited [c]	India
Hindustan Zinc Limited (“HZL”)	India
MALCO Energy Limited (“MEL”)	India
Maritime Ventures Private Limited [4]	India
Paradip Multi Cargo Berth Private Limited [4]	India
Sesa Mining Corporation Limited [4]	India
Sesa Resources Limited (“SRL”)	India
Sterlite Ports Limited [4]	India
Talwandi Sabo Power Limited (“TSPL”)	India
Vedanta Zinc Football & Sports Foundation [j]	India
Vizag General Cargo Berth Private Limited	India
AvanStrate Inc. (‘ASI’)	Japan
Cairn India Holdings Limited	Jersey
AvanStrate Korea Inc	Korea
Western Cluster Limited	Liberia
Bloom Fountain Limited	Mauritius
CIG Mauritius Holdings Private Limited [d]	Mauritius
CIG Mauritius Private Limited [d]	Mauritius
THL Zinc Ltd	Mauritius
THL Zinc Ventures Limited	Mauritius
Amica Guesthouse (Proprietary) Limited	Nambia
Namzinc (Proprietary) Limited	Nambia
Skorpion Mining Company (Proprietary) Limited (‘NZ’)	Nambia
Skorpion Zinc (Proprietary) Limited (‘SZPL’)	Nambia
THL Zinc Namibia Holdings (Proprietary) Limited (“VNHL”)	Nambia
Killoran Lisheen Finance Limited [e]	Republic of Ireland
Killoran Lisheen Mining Limited	Republic of Ireland
Lisheen Milling Limited	Republic of Ireland
Lisheen Mine Partnership	Republic of Ireland
Vedanta Exploration Ireland Limited [e]	Republic of Ireland
Vedanta Lisheen Mining Limited	Republic of Ireland
Cairn Energy Discovery Limited [1]	Scotland
Cairn Energy Gujarat Block 1 Limited	Scotland
Cairn Energy Hydrocarbons Limited	Scotland [f]
Cairn Exploration (No. 2) Limited [1]	Scotland
Black Mountain Mining (Proprietary) Limited	South Africa
Cairn South Africa Pty Limited [g]	South Africa
Cairn Lanka Private Limited	Sri Lanka
AvanStrate Taiwan Inc	Taiwan
Lakomasko BV	The Netherlands
Monte Cello BV (“MCBV”)	The Netherlands
THL Zinc Holding BV	The Netherlands
Vedanta Lisheen Holdings Limited	The Netherlands
Fujairah Gold FZC	United Arab Emirates
Sterlite (USA) Inc. [i]	United States of America

(a)	Acquired on November 15, 2021
(b)	Passed a resolution for striking off on March 08, 2022
(c)	Incorporated on November 17, 2021
(d)	Under Liquidation
(e)	Dissolved on June 9, 2021
(f)	Principal place of business is in India
(g)	Cairn South Africa Pty Limited has been deregistered w.e.f. April 6, 2021.
(h)	Activity of the company ceased in February 2016
(i)	Liquidated on December 20, 2021
(j)	Incorporated on December 21, 2021
1.	Cairn Exploration (No. 2) Limited and Cairn Energy Discovery Limited have been dissolved w.e.f. September 22, 2020. Cairn Energy India (Pty) Ltd. was deregistered on August 26, 2020.
2.	The Group also has interest in certain trusts which are neither significant nor material to the Group.
3.	The Group has filed an application at NCLT Cuttack on September 16, 2021 for the merger of Ferro Alloy Corporation Limited (“FACOR”) and FACOR Power Limited.
4.

The Group has filed an application at Mumbai NCLT on September 25, 2021 and at Chennai NCLT on September 29, 2021 for the merger of Maritime Ventures Private Limited, Sterlite Ports Limited, Paradip Multi Cargo Berth Private Limited, Goa Sea Port Private Limited with Sesa Mining Corporation Limited.